ADVANCED VOICE RECOGNITION SYSTEMS, INC. RETAINS EQUITI-TREND ADVISORS, LLC TO LEAD SHAREHOLDER RELATIONS AND INVESTOR COMMUNICATIONS

SCOTTSDALE, ARIZONA March 23, 2009, Advanced Voice Recognition Systems, Inc. (“AVRS”) (OTC BB: AVOI) today announced that it has chosen the investor relations firm Equiti-trend Advisors, LLC to help develop and implement a comprehensive investor communications and market awareness program for AVRS. A San Diego-based firm, Equiti-trend performs a variety of support activities for public companies seeking results-oriented services.  AVRS specializes in creating interface and application solutions utilizing patented and proprietary algorithms, software and hardware for speech recognition technology.

President and CEO of AVRS, Walter Geldenhuys, remarked: "We interviewed dozens of Investor Relations firms before deciding on Equiti-trend. Equiti-trend brings with them the complete communications package. We are confident that their team will perform diligently and their approach is fundamentally designed to meet our specific needs and goals.”

Representatives at Equiti-trend willbe available during and after market hours daily to provide an accurate and intelligent portrayal of AVRS to current shareholders and other interested investors. Representatives can be reached via Equiti-trend’s toll-free investor line 800-953-3350. In addition, Equiti-trend plans to broaden the AVRS’s shareholder base and grow its general audience.

For more information about Equiti-trend Advisors, LLC, please visit their corporate website: www.equititrend.com and/or call Equiti-trend toll-free at (800) 953-3350 to speak with their investor communications representatives about AVRS.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements as determined by the SEC. All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that AVRS believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of AVRS to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include prospects for commercial success of products being developed by AVRS, the availability and receipt of financing, general economic and business conditions, and other factors over which AVRS has little or no control. AVRS does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in AVRS’s recent filings with the SEC.

Contact:

Equiti-trend Advisors, LLC

800-953-3350 Toll-Free

858-436-3350 Local or International

SOURCE: Advanced Voice Recognition Systems